UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report: October 27, 2014

Signature Group Holdings, Inc.

Delaware	001-08007	46-3783818
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15301 Ventura Boulevard, Suite 400 Sherman Oaks, California 91403
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (805) 435-1255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information included in Item 3.02 of this Current Report on Form 8-K (this “Report”) relating to the Purchase Agreement (as defined therein) is incorporated by reference into this Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities.

On October 27, 2014, Signature Group Holdings, Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Kettle Hill Partners, LP and Kettle Hill Partners II, LP (collectively, the “Investors”) relating to the issuance and sale of the Company's common stock in a private placement.

On October 28, 2014, the Company closed the private placement and sold 300,000 shares of common stock (the “Shares”) to the Investors at $10.00 per share, for $3,000,000.  The Company plans to use the proceeds from the sale of the Shares for general corporate purposes, including to fund a portion of the consideration for the Company’s planned acquisition of the global recycling and specifications alloys business from Aleris Corporation and its affiliates (the “Aleris Transaction”). A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.  The Purchase Agreement and related documentation were negotiated fully by the parties taking into account, among other things, the quantity of Shares, the price, recent volatility in the quoted public trading prices for the Company, the certainty and promptness of closing, and other terms and conditions.

The Shares were issued in reliance upon the exemptions from registration under the Securities Act of 1933, as amended, provided by Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder. The Shares were issued directly by the Company and did not involve a public offering or general solicitation. The Investors in the private placement are “accredited investors” as that term is defined in Rule 501 of Regulation D and acquired the Shares for investment only and not with a present view toward, or for resale in connection with, the public sale or distribution thereof.

In connection with the Purchase Agreement, the Company entered into a registration rights agreement with the Investors (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement on Form S-3 (or on Form S-1, if the Company is not then eligible to use Form S-3) and use its best efforts to cause such registration statement to become effective within three months after the date of filing such registration statement.  The Company is under no obligation to file a registration statement prior to the earlier of January 1, 2015 and such later date as agreed to by the parties.

A copy of the form of Registration Rights Agreement is filed as Exhibit 10.2 to this Report and is incorporated herein by reference.

The foregoing descriptions of the Purchase Agreement and Registration Rights Agreement do not purport to be complete and are qualified by reference in their entirety to the full text of such agreements as filed herewith.

This Report does not constitute an offer to sell, or a solicitation of an offer to purchase, the Shares in any jurisdiction in which such offer or solicitation would be unlawful.  As previously reported on October 21, 2014 on Form 8-K, the Company plans to fund the Aleris Transaction in part with proceeds from a primary offering of shares of the Company’s common stock and a stapled rights offering.  Any offers to sells, or solicitations of offers to purchase, shares of the Company’s common stock in a primary offering or a stapled rights offering will be conducted in accordance with federal securities and other applicable laws.  The terms and conditions for any such offers will be set forth in proper documentation.

Cautionary Note Regarding Forward-Looking Statements

This Report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “plans,” “expects,” “believes,” “anticipates,” “intends,” “estimates,” “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect the Company’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled “Risk Factors” in the Company's 2013 Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Stock Purchase Agreement by and between the Company and Kettle Hill Partners, LP and Kettle Hill Partners II, LP, dated October 27, 2014
10.2	Registration Rights Agreement by and between the Company and Kettle Hill Partners, LP and Kettle Hill Partners II, LP, dated October 27, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURE GROUP HOLDINGS, INC.
(Registrant)

Date:	October 29, 2014	By:	/s/ W. CHRISTOPHER MANDERSON
		Name:	W. Christopher Manderson
		Title:	Executive Vice President,
General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Stock Purchase Agreement by and between the Company and Kettle Hill Partners, LP and Kettle Hill Partners II, LP, dated October 27, 2014
10.2	Registration Rights Agreement by and between the Company and Kettle Hill Partners, LP and Kettle Hill Partners II, LP, dated October 27, 2014